Shareholder Meeting Results
(Unaudited)

May 15, 2007 meeting
A proposal to approve a new management contract between each fund and Putnam Investment Management, LLC was approved as follows:

Fund Name 				 Votes for 	Votes against Abstentions

Putnam VT American Government
Income Fund
11,515,824
384,613
799,415
Putnam VT Capital Appreciation
Fund

4,897,427
172,312
162,494
Putnam VT Capital Opportunities
Fund
2,069,005
87,582
64,049
Putnam VT Discovery Growth
Fund

4,761,993
220,866
199,149
Putnam VT Diversified Income
Fund

48,872,043
1,439,397
2,331,969
Putnam VT Equity Income Fund


11,851,236
340,816
414,767
Putnam VT The George Putnam
Fund

43,977,301
1,613,563
2,097,004
Putnam VT Global Asset
Allocation Fund
22,106,210
649,803
846,331
Putnam VT Global Equity Fund


39,164,474
1,680,360
1,869,477
Putnam VT Growth and Income
Fund

121,999,366
4,857,505
5,545,814
Putnam VT Growth Opportunities
Fund
8,660,122
388,807
299,322
Putnam VT Health Sciences Fund

16,911,908
697,342
695,474
Putnam VT High Yield Fund


63,682,960
3,589,468
2,671,851
Putnam VT Income Fund


52,255,826
1,777,715
2,316,089
Putnam VT International Equity
Fund

53,349,091
1,991,534
2,200,466
Putnam VT International Growth
and Income Fund
21,090,307
671,333
974,745
Putnam VT International New
Opportunities Fund
14,003,437
614,204
742,199
Putnam VT Investors Fund


36,408,094
1,366,182
1,524,246
Putnam VT Mid Cap Value Fund


4,773,079
182,830
199,947
Putnam VT Money Market Fund


358,618,161
12,382,809
16,507,742
Putnam VT New Opportunities
Fund

55,548,335
2,873,530
2,463,692
Putnam VT New Value Fund


32,949,869
1,341,003
1,311,680
Putnam VT OTC & Emerging Growth
Fund
9,243,401
578,497
287,364
Putnam VT Research Fund


12,154,105
458,154
469,395
Putnam VT Small Cap Value Fund

28,914,909
1,511,529
1,459,368
Putnam VT Utilities Growth and
Income Fund
19,438,358
649,469
889,055
Putnam VT Vista Fund


24,804,994
1,171,147
1,068,879
Putnam VT Voyager Fund


52,970,951
2,485,741
2,365,671